================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   THE FIRST AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                [LOGO of FIRST AMERICAN FINANCIAL CORPORATION]

  HOME OFFICE: 114 East Fifth Street, Santa Ana, CA 92701-4642 (714) 558-3211
        MAILING ADDRESS: Post Office Box 267, Santa Ana, CA 92702-0267

TO THE SHAREHOLDERS OF
THE FIRST AMERICAN FINANCIAL CORPORATION

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The First American Financial Corporation, a California corporation (the "Corporation"), will be held on April 23, 1998, at 2:00 p.m., at the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, for the following purposes:

    (1)  Electing a board of directors to serve for the ensuing year;

    (2) Approving an amendment to The First American Financial Corporation 1996 Stock Option Plan that would increase by 1,000,000 the number of Common shares that may be issued pursuant to stock options to be awarded under that plan in the future; and

    (3) Transacting such other business as may come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 5, 1998, are entitled to notice of and to vote at the meeting.

  It is hoped that you will be present at the meeting; however, please sign, date, indicate your vote on, and return promptly, the enclosed proxy card in the accompanying envelope, addressed to the Corporation's Transfer Agent, First American Trust Company, Attention: Trust Operations, Post Office Box 267, Santa Ana, California 92702-9975, which will accept and tabulate the proxies. If you attend the meeting, you may, of course, personally vote your shares. You also have the right to revoke a proxy at any time before it is exercised.

                                          [LOGO of SIGNATURE]
                                          Mark R Arnesen, Secretary

Santa Ana, California
March 23, 1998

                [LOGO of FIRST AMERICAN FINANCIAL CORPORATION]

                                PROXY STATEMENT
               SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

  Proxies of the holders of Common shares of The First American Financial Corporation, a California corporation (the "Corporation"), are solicited by its Board of Directors for use at the Annual Meeting of Shareholders to be held on April 23, 1998, and at any adjournments thereof. The enclosed proxy card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the proposals in the notice set forth herein. A shareholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary, prior to the meeting, a written revocation or a duly executed proxy bearing a later date. The approximate date on which this proxy statement and the enclosed proxy card were first sent to shareholders of the Corporation is March 26, 1998.

  Shareholders of record at the close of business on March 5, 1998 (the "Record Date"), are eligible to vote at the meeting. The only outstanding class of stock of the Corporation is its $1 par value Common. Each shareholder is entitled to one vote per share of Common stock held as of the Record Date. With respect to the election of directors, voting may be cumulative as described below. As of the Record Date, there were 17,394,042 shares of Common stock outstanding and entitled to vote.

VOTING PROCEDURES

  In the event any shareholder entitled to vote for the election of directors gives notice at the meeting prior to voting of a decision to cumulate votes for a candidate or candidates and the name(s) of such candidate(s) has (have) been placed in nomination prior to voting, every shareholder may cumulate votes and (i) give one candidate the number of votes equal to the number of directors to be elected (which is 16) multiplied by the number of shares held by such shareholder, or (ii) distribute such number of votes among as many candidates as such shareholder shall choose. Regardless of whether the voting for directors is cumulative, those candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected directors of the Corporation. As indicated on the enclosed proxy card, a proxy confers upon the appointees discretionary authority to cumulate and distribute, as the appointees shall choose, the aggregate cumulative votes in respect of the shares represented among those nominees as to which the shareholder has not withheld authority. In accordance with California law and the Articles and Bylaws of the Corporation, abstentions and broker nonvotes (discussed below) neither have the effect of votes in opposition to, nor in favor of, the election of a director.

  Votes at the Annual Meeting of Shareholders will be tabulated by the inspector(s) of election, who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors. Questions as to the qualifications of the voters, validity of proxies or other matters pertaining to the vote shall be decided by the inspector(s), subject to any ruling by the Chairman. The inspector(s) of election will treat Common shares represented by a properly signed and returned proxy as present at the Annual Meeting of Shareholders for the purpose of determining a quorum, without regard to whether the proxy is marked as casting a vote or withholding a vote. The inspector(s) of election will treat Common shares represented by "broker nonvotes" (i.e., Common shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable Securities and Exchange Commission rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Corporation that such record holder does not have authority to vote on that matter) as present for the purpose of determining a quorum.

  The affirmative vote of the holders of a majority of the shares present at the meeting is required for the adoption of the proposed amendment of The First American Financial Corporation 1996 Stock Option Plan (the "Plan"). The proposed amendment is set forth below in Item 2 of this proxy statement. Abstentions and broker nonvotes with regard to that item will have the same effect as votes cast against the adoption of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to the only persons known to the Corporation to be beneficial owners of 5% or more of its voting securities, based upon information received from such persons as of the Record Date. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and in general means the power to vote or dispose of securities, regardless of any economic interest therein.

                                         COMMON STOCK
                                      BENEFICIALLY OWNED
                                      --------------------
   NAMES AND ADDRESSES                 NUMBER OF
   OF SHAREHOLDERS                      SHARES     PERCENT
   -------------------                -----------  -------
   EQSF Advisers, Inc.                1,258,050(1)  7.23%
   M. J. Whitman Advisers, Inc.         205,650(1)  1.18%
   737 Third Avenue
   New York, New York

   Kennedy Enterprises, L.P.          1,089,218(2)  6.26%
   Parker S. Kennedy                     18,904(3)   .11%
   114 East Fifth Street
   Santa Ana, California

   First American Trust Company       2,546,271(4) 14.64%
   Trustee of the Corporation's
   Qualified Retirement Plans Trusts
   421 No. Main Street
   Santa Ana, California

(1) As of December 31, 1997, sole voting and dispositive power with respect to the number of shares set forth in the table (adjusted to reflect the "three-for-two" stock split that occurred during January 1998), based on statements contained in Schedule 13G filed jointly by EQSF Advisers, Inc. ("EQSF"), M. J. Whitman Advisers, Inc. ("MJWA"), and Martin J. Whitman with the Securities and Exchange Commission ("SEC"). That Schedule 13G indicates that the shares were acquired in the ordinary course of business and are held (i) by EQSF on behalf of Third Avenue Value Fund, Inc., as to 1,222,050 shares, and on behalf of Third

    Avenue Small-Cap Value Fund as to 36,000 shares, and (ii) by MJWA on behalf of various clients for whom MJWA acts as investment adviser as to an aggregate of 205,650 shares, and that the shares are not held with the purpose or effect of changing or influencing control of the Corporation.

(2) The subject shares are held by Kennedy Enterprises, L.P., a California limited partnership, of which Parker S. Kennedy, President of the Corporation, is the sole general partner (the "Partnership"). The limited partnership agreement pursuant to which the Partnership was formed provides that the General Partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the General Partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Corporation without the prior written consent of all of the limited partners.
    Mr. Kennedy's father, D. P. Kennedy, is one of the limited partners as well as an executive officer of the Corporation.

(3) Parker S. Kennedy has sole voting and dispositive power with respect to the number of shares set forth in the table, except as to 2,644 of such shares, which are allocated to his account and held by the Corporation's wholly owned subsidiary, First American Trust Company, as trustee of the Corporation's Employee Profit Sharing and Stock Ownership Plan. See note
    (4) below. Of the other shares set forth in the table, 1,260 are owned by Mr. Kennedy directly, and 15,000 are shares he has the right to acquire within 60 days pursuant to stock options awarded under employee incentive compensation plans. In addition to the shares set forth in the table, 306,000 shares are held by a wholly owned subsidiary of the Corporation whose 21-member board of directors has the power to direct the disposition of such shares. The subsidiary's board members include Parker S. Kennedy,
    D. P. Kennedy, Thomas A. Klemens and all of the persons who are directors of the Corporation. An additional 14,742 shares are held by a nonprofit corporation whose five-member board of directors, which includes Parker S. Kennedy, D. P. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.

(4) Of the shares set forth in the table, 2,171,310 are held by the Corporation's wholly owned subsidiary, First American Trust Company (the "Trust Company"), pursuant to the Corporation's Employee Profit Sharing and Stock Ownership Plan, and 374,961 are held by the Trust Company as trustee of the Corporation's 401(k) Savings Plan. Both of these plans require the trustee to vote the shares as directed by the employees to whose accounts the shares have been allocated. Shares as to which no directions are received are not voted. In addition to the shares set forth in the table, 135,405 shares are held by the Trust Company as trustee of the Corporation's Pension Trust, as part of the diversified investment fund of that trust. Parker S. Kennedy, Mark R Arnesen and Thomas A. Klemens, who also are executive officers of the Corporation, serve on a committee composed of five members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee.

ITEM 1. ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually. The Board of Directors nominates persons to stand for election as directors. Unless otherwise specified, each proxy that is duly executed and returned will be voted in favor of the election of the following persons, if they are then available and willing to serve. If any of the nominees should be unable or decline to serve at the time of the meeting, the discretionary authority provided in each duly executed proxy will be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute will be required. All nominees are at present directors of the Corporation.

  The following schedule sets forth the nominees and certain information concerning each of them:

                                                                      DIRECTOR
 NAME                  AGE           PRINCIPAL OCCUPATION              SINCE
-------------------------------------------------------------------------------
 George L. Argyros      61 Chairman and Chief Executive Officer         1988
                           Arnel and Affiliates
                           Diversified Investment Company

 Gary J. Beban          51 President and Senior Operating Officer       1996
                           CB Commercial Real Estate Group, Inc.
                           Commercial Real Estate Brokerage

 J. David Chatham       47 President and Chief Executive Officer        1989
                           Chatham Holdings Corporation
                           Real Estate Development and Associated
                           Industries

 William G. Davis       68 Counsel                                      1992
                           Tory Tory DesLauriers & Binnington
                           Director
                           Canadian Imperial Bank of Commerce
                           Premier of Province of Ontario (Canada)
                           (1971- 1985)

 James L. Doti          51 President and Professor of Economics         1993
                           Chapman University

 Lewis W. Douglas, Jr.  73 Oil Exploration                              1971(1)

 Paul B. Fay, Jr.       79 President                                    1967
                           The Fay Improvement Company
                           Financial Consulting and Business
                           Ventures

 Dale F. Frey           65 Private Investor (1997 to date)              1997
                           Chairman and President
                           General Electric Investment Corporation
                           Investments (1984-1997)

 D. P. Kennedy          79 Chairman of the Board                        1956
                           The First American Financial Corporation
                           and First American Title Insurance
                           Company,
                           a subsidiary of the Corporation

 Parker S. Kennedy      50 President                                    1987(2)
                           The First American Financial Corporation
                           and First American Title Insurance
                           Company,
                           a subsidiary of the Corporation

 Anthony R. Moiso       58 President and Chief Executive Officer        1990
                           Rancho Mission Viejo
                           Ranching and Real Estate Development

 R. J. Munzer           80 Private Investor (1984 to date)              1962
                           Chairman of the Board
                           Petrolane Incorporated
                           Oil Field Services, Liquified Petroleum
                           Gas
                           Distribution and Automotive Services
                           (1971-1984)

                                                                                   DIRECTOR
NAME                AGE                    PRINCIPAL OCCUPATION                     SINCE
-------------------------------------------------------------------------------------------
Frank O'Bryan        64 Chairman of the Board                                        1994
                        WMC Mortgage Corporation
                        Mortgage Lender (1997 to date)
                        Chairman of the Board
                        Spring Mountain Group
                        Escrow and Savings and Loan Holding Company
                        (1985-1997)

Roslyn B. Payne      51 President                                                    1988
                        Jackson Street Partners, Ltd.
                        Real Estate Venture Capital and Investments

D. Van Skilling      64 Chairman and Chief Executive Officer                         1998
                        Experian Information Solutions, Inc.
                        Information Services and Solutions for Direct Marketing
                        and Credit Industries (1996 to date)
                        Executive Vice President
                        TRW Inc. (1989-1996)
                        Diversified Automotive, Aerospace and Information Services

Virginia Ueberroth   58 President                                                    1988
                        Ueberroth Family Foundation

(1) Mr. Douglas also was a director of the Corporation during the period 1961-1967.

(2) Parker S. Kennedy is D. P. Kennedy's son.

  Certain nominees serve as directors of other publicly held companies as follows: Mr. Argyros--The Newhall Land and Farming Company, Apria Healthcare Group Inc., Rockwell International Corporation and USCS International, Inc.; Mr. Beban--CB Commercial Real Estate Services Group; Mr. Davis--The Seagram Company Ltd., Magna International Inc. and International Comfort Products Corporation; Dr. Doti--Fleetwood Enterprises, Inc., Remedy Temp, Inc., and Standard Pacific Corp.; Mr. Fay--Vestaur Securities Inc.; Mr. Frey--After Market Technology, Inc., Community Health Systems, Inc., Roadway Express, Inc., USF&G Corporation, Praxair, Inc., and Promus Hotel Corporation; and Mr. Skilling--Lamson and Sessions Inc.

  The Board of Directors held six meetings during 1997. Directors who attended less than 75% of the aggregate of such meetings and meetings of committees of which they are members are Messrs. Munzer and O'Bryan.

  The Board of Directors has an Audit Committee, the members of which are Messrs. Chatham, Doti, Fay, Moiso and O'Bryan, and Mrs. Ueberroth. The functions performed by the Committee include selecting the Corporation's independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 1997, the Audit Committee met twice.

  The Board of Directors also has a Compensation Committee, the members of which are Messrs. Beban, Chatham, Davis, Doti, Douglas and Fay. This Committee establishes compensation rates and procedures with respect to senior management of the Corporation and its subsidiaries, including bonus awards. During 1997, the Compensation Committee met three times.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information received by the Corporation as of the Record Date with respect to beneficial ownership of the Corporation's Common shares by current directors, nominees for director, executive officers and by all directors and executive officers as a group. The number of shares stated as being beneficially owned is determined according to the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power, and also any shares the individual has, or will have, the right to acquire within 60 days after the Record Date for the Annual Meeting of Shareholders through the exercise of any stock option or other right.

                                                 COMMON SHARES
                                            BENEFICIALLY OWNED (1)
                                                                PERCENT OF
                                          NUMBER            SHARES OUTSTANDING,
   NAME                                  OF SHARES          IF GREATER THAN 1%
  -----------------------------------------------------------------------------
   DIRECTORS
     George L. Argyros                      42,706(2)               --
     Gary J. Beban                           2,482                  --
     J. David Chatham                        3,982                  --
     William G. Davis                        2,400                  --
     James L. Doti                           3,900                  --
     Lewis W. Douglas, Jr.                   6,538                  --
     Paul B. Fay, Jr.                       25,020                  --
     Dale F. Frey                            2,716                  --
     D. P. Kennedy                          11,374(3)(4)            --
     Parker S. Kennedy                   1,108,122(3)(4)(5)        6.4%
     Anthony R. Moiso                        5,692                  --
     R. J. Munzer                            9,658(6)               --
     Frank O'Bryan                           4,216                  --
     Roslyn B. Payne(7)                      7,978                  --
     D. Van Skilling                           200                  --
     Virginia Ueberroth                     20,460                  --
   EXECUTIVE OFFICERS WHO ARE NOT
    DIRECTORS
     Mark R Arnesen                         11,703(5)               --
     Craig I. DeRoy                         16,601                  --
     Thomas A. Klemens                      36,443(4)(5)            --
   All Directors and Executive Officers
    as a Group (19 persons)              1,322,191                 7.6%

(1) Unless otherwise indicated, sole voting and dispositive power (or shared power with the named person's spouse). The shares set forth in the table include the following shares allocated to the following individuals' accounts in, and held by the Corporation's wholly owned subsidiary, First American Trust Company (the "Trust Company"), as trustee of, the Corporation's Employee Profit Sharing and Stock Ownership Plan: 2,754 shares for D. P. Kennedy; 2,644 shares for Parker S. Kennedy; 1,769 shares for Mark R Arnesen; 43 shares for Craig I. DeRoy and 799 shares for Thomas
    A. Klemens. These individuals do not currently have dispositive power with respect to these shares. The share amounts shown in the table also include, for each director other than Messrs. D. P. Kennedy, Parker S. Kennedy, and D. Van Skilling, 2,250 shares; and for D. P. Kennedy 6,000 shares; for Parker S. Kennedy 15,000 shares; for Thomas A. Klemens and Craig I. DeRoy 12,000 shares each and for Mark R. Arnesen 3,000 shares, which those persons have rights to acquire within 60 days of the Record Date for the Annual Meeting of Shareholders pursuant to stock options awarded under the Corporation's compensation plans.

(2) In addition to the shares set forth in the table, 246,997 shares are held by a nonprofit corporation whose four-member board of directors, which includes George L. Argyros and his wife, has the power to direct the voting and the disposition of such shares.

(3) Of the shares set forth in the table, 1,260 are owned by Parker S. Kennedy directly and 1,089,218 are held by Kennedy Enterprises, L.P., a California limited partnership, of which Mr. Kennedy is the sole general partner (the "Partnership"). The limited partnership agreement pursuant to which the Partnership was formed provides that the General Partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the General Partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Corporation without the prior written consent of all of the limited partners. Mr. Kennedy's father, D. P. Kennedy, is one of the limited partners.

(4) In addition to the shares set forth in the table, 306,000 shares are held by a wholly owned subsidiary of the Corporation whose 21-member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares, and 14,742 shares are held by a nonprofit corporation whose five-member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.

(5) In addition to the shares set forth in the table, 135,405 shares are held by the Trust Company as trustee of the Corporation's Pension Trust, as part of the diversified investment fund of the trust. Parker S. Kennedy, Mark R Arnesen and Thomas A. Klemens serve on a committee composed of five members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee.

(6) In addition to the shares set forth in the table, 12,000 shares are held by a nonprofit corporation whose five-member board of directors is composed of
    R. J. Munzer and his wife and children. In his capacity as an officer of that corporation, Mr. Munzer has the power, as do certain other officers, any of whom may act alone, to direct the voting and the disposition of such shares.

(7) In addition to the shares set forth in the table, Roslyn B. Payne owns 475 shares of common stock of First American Title Guaranty Holding Company, which is a second-tier subsidiary of the Corporation. These shares represent 2.2% of the total number of such shares that are issued and outstanding.

EXECUTIVE COMPENSATION

  The following tables set forth certain compensation awarded to, earned by, or paid to the executive officers of the Corporation who were serving as such at the end of, or who retired during, the Corporation's last completed fiscal year, which ended December 31, 1997 (the "named executive officers"), for all services rendered in all capacities to the Corporation and its subsidiaries during the years covered in the tables:

                          SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                                       COMPENSATION
                         ANNUAL COMPENSATION              AWARDS
                  ------------------------------------ -------------
                                                        SECURITIES
 NAME AND                               OTHER ANNUAL    UNDERLYING
 PRINCIPAL        SALARY(1)   BONUS(2) COMPENSATION(3)  OPTIONS(4)       ALL OTHER
 POSITION    YEAR    ($)        ($)          ($)       (# OF SHARES) COMPENSATION(5)($)
 ---------   ---- ---------   -------- --------------- ------------- ------------------
D. P.
 Kennedy     1997  301,850(6) 148,184         --             --           147,853(7)
Chairman     1996  301,300(6) 118,250         --          30,000          128,659(7)
             1995  299,780(6)     -0-         --             --           125,088(7)

Parker S.
 Kennedy     1997  401,120(8) 253,966         --             --             2,998
President    1996  376,100(8) 192,075         --          37,500              598
             1995  325,860        -0-         --             --               598

Thomas A.
 Klemens     1997  227,696(9) 226,256         --             --             2,998
Executive
 Vice
 President,  1996  196,120(9) 188,250         --          30,000              598
Chief
 Financial
 Officer     1995  173,825(9)  80,625         --             --               598

Craig I.
 DeRoy       1997  220,896    226,256         --             --             2,998
Executive
 Vice
 President,  1996  190,920    180,600         --          30,000              454
General
 Counsel     1995  168,825     70,500         --             --               454

Mark R
 Arnesen     1997  130,920     62,346         --             --             2,923
Vice
 President,
 Secretary,  1996  118,920     38,388         --           7,500              454
Corporate
 Counsel     1995  109,680     25,969         --             --               454

(1) Includes, in addition to regular salary, a fee of $150 for each meeting of the Board of Directors attended by the named executive officer during the years covered in the table.

(2) Consists of cash bonuses and the dollar value of noncash (stock) bonuses. Officers of the Corporation, its subsidiaries and lower-tier subsidiaries are eligible for such bonuses, which are awarded during the year following the fiscal year to which the bonus relates, based on an evaluation by the Compensation Committee of the Board of Directors of the performance of the individual and the Corporation during the preceding fiscal year. For services rendered during 1997, 1996 and 1995, respectively, 364, 288 and 237 individuals were awarded cash and/or stock bonuses. During the three years covered in the table, an average of 73,439 shares of stock has been awarded annually to all participants in the Corporation's Stock Bonus
    Plan. With respect to services rendered during 1997, Parker S. Kennedy received an award of 1,260 Common shares having a fair market value of $53,966 on the date of the award, D. P. Kennedy received an award of 1,125 such shares having a fair market value of $48,184 on the date of the award, Thomas A. Klemens and Craig I. DeRoy each received an award of 1,080 such shares having a fair market value of $46,256 on the date of the awards, and Mark R Arnesen received an award of 405 such shares having a fair market value of $17,346. During 1997, Parker S. Kennedy received an award of 1,650 Common shares having a fair market value of $42,075 on the date of the award, D. P. Kennedy and Thomas
    A. Klemens each received awards of 1,500 such shares having a fair market value of $38,250 on the date of the awards, Craig I. DeRoy received 1,200 such shares having a fair market value of $30,600, and Mark R Arnesen received 525 such shares having a fair market value of $13,388 with respect to services rendered during 1996. During 1996, neither D. P. Kennedy nor Parker S. Kennedy received bonus awards, Thomas A. Klemens received an award of 1,500 Common shares having a fair market value of $25,625 on the date of the award, Craig I. DeRoy received an award of 1,200 such shares having a fair market value of $20,500, and Mark R Arnesen received an award of 525 such shares having a fair market value of $8,969 with respect to services rendered during 1995. All share amounts have been adjusted to reflect the "three-for-two" stock split that occurred during January 1998.

(3) Certain incidental perquisites or other personal benefits for executive officers of the Corporation (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Corporation or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Corporation and its subsidiaries of providing such incidental perquisites or other personal benefits for any executive officer named in the Summary Compensation Table did not, for any fiscal year covered, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such year for the named executive officer. In accordance with the rules of the Securities and Exchange Commission governing disclosure of executive compensation, the amounts of such perquisites or other personal benefits are not included in the table.

(4) The number of shares underlying the stock options disclosed in the table have been adjusted to reflect the "three-for-two" stock split that occurred during January 1998.

(5) Consists of the matching contributions made by the Corporation to the named executive officer's account in the Corporation's 401(k) Savings Plan during or with respect to the covered fiscal year, plus the dollar value of insurance premiums paid by, or on behalf of, the Corporation during the covered fiscal year with respect to term life insurance for the benefit of such officer.

(6) The compensation shown in the "Salary" column of the table includes fees totaling $950, $400 and $1,700, which were earned by D. P. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1997, 1996 and 1995, respectively.

(7) The amounts shown in the last column of the Summary Compensation Table include, for each fiscal year covered, the distributions made to D. P. Kennedy from the Corporation's Pension Plan, which are required under provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "Pension Plan" below. The compensation shown also includes cash and the value of stock, aggregating $43,164, $28,031 and $24,802, distributed to D. P. Kennedy during 1997, 1996 and 1995, respectively, from his accounts in the Corporation's Profit Sharing Plan attributable to contributions made by the Corporation and its participating subsidiaries in years prior to those covered in the table and earnings on the contributions. The distributions were required to be made under provisions of the Code.

(8) The compensation shown in the "Salary" column of the table includes fees totaling $200 in each of the years 1997 and 1996, which were earned by Parker S. Kennedy for services he rendered as a director of subsidiaries of the Corporation. Mr. Kennedy did not earn such fees during 1995.

(9) The compensation shown in the "Salary" column of the table includes fees totaling $6,800, $5,200 and $5,000, which were earned by Mr. Klemens for services he rendered as a director of subsidiaries of the Corporation during 1997, 1996 and 1995, respectively.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                      NUMBER OF SECURITIES
                                     UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                           OPTIONS AT           THE-MONEY OPTIONS AT
          NUMBER OF SHARES  VALUE      FISCAL YEAR-END (2)     FISCAL YEAR-END ($)(2)
            ACQUIRED ON    REALIZED ------------------------- -------------------------
NAME        EXERCISE (1)     ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----      ---------------- -------- ----------- ------------- ----------- -------------
D. P.
 Kennedy         --           --       6,000       24,000       193,000      772,000
Parker
 S.
 Kennedy         --           --       7,500       30,000       241,250      965,000
Thomas
 A.
 Klemens         --           --       6,000       24,000       193,000      772,000
Craig
 I.
 DeRoy           --           --       6,000       24,000       193,000      772,000
Mark R
 Arnesen         --           --       1,500        6,000        48,250      193,000

(1) Each of the options disclosed in the table is exercisable in 20% annual increments commencing April 24, 1997, the first anniversary date of the grant.

(2) The value of unexercised options is based on the difference between the adjusted $49.25 closing price of the Corporation's Common shares on the New York Stock Exchange on December 31, 1997, and the adjusted exercise price of $17.083. All prices and share amounts have been adjusted to reflect the "three-for-two" stock split that occurred during January 1998.

PENSION PLAN

                            ANNUAL PENSION BENEFITS

   REMUNERATION
   (FINAL AVERAGE PAY*)               YEARS OF BENEFIT SERVICE
   --------------------  --------------------------------------------------
                            5      10      20       30       40       50
   $100,000              $ 5,350 $11,450 $23,650 $ 35,850 $ 48,050 $ 60,250
    125,000                6,725  14,388  29,713   45,038   60,363   75,688
    150,000                8,100  17,325  35,775   54,225   72,675   91,125
    175,000                9,475  20,263  41,838   63,413   84,988  106,563
    200,000               10,850  23,200  47,900   72,600   97,300  122,000
    225,000               12,225  26,138  53,963   81,788  109,613  137,438
    250,000               13,600  29,075  60,025   90,975  121,925  152,875
    275,000 or more       14,975  32,013  66,088  100,163  134,238  168,313

  --------
  * Final Average Pay is defined as the highest consecutive five-year average salary during the last ten years of employment.

  The above table sets forth estimated annual benefits (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under the Corporation's pension plans. Subject to certain conditions of age and tenure, all regular employees of the Corporation and participating subsidiaries are eligible to join the Corporation's qualified Pension Plan. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the Pension Plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee is not required to contribute to the plan in order to participate. A participant generally vests in his accrued benefit attributable to the Corporation's contributions upon the completion of three years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee's attainment of age 65 or his third anniversary of participation in the plan. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal to (when calculated as a life annuity): (i) for years of credited service with the company as of December 31, 1994, 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly "pay," as defined above, during the five highest paid consecutive calendar years out of the last ten years prior to retirement) times the number of years of credited service as of December 31, 1994; and (ii) with respect to a participant's credited service for plan years subsequent to December 31, 1994, 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994. An employee receives reduced benefits upon retirement prior to age 65 with at least three years of service, and an employee cannot begin receiving monthly benefits under the plan prior to attaining age 55. The plan is funded by the Corporation based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Mark R Arnesen have 49, 21, 12, 4 and 12 years, respectively, of credited service.

  The compensation levels shown in the Pension Plan table are less than those set forth in the Summary Compensation Table because the Internal Revenue Code of 1986, as amended (the "Code"), limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified Pension Plan, and the Corporation's Pension Restoration Plan, which is described below, does not make up for these limits for pay exceeding $275,000. As established by the Tax Reform Act of 1986, the limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989 and was adjusted for inflation for each year through 1993, when the limit was $235,840. The Omnibus Budget Reconciliation Act of 1993 decreased this limit to $150,000 for plan years beginning in 1994. The $150,000 limit will also be adjusted for inflation for years after 1994, but only in increments of $10,000. Effective January 1, 1997, the limit was increased to $160,000. The highest final average pay that could be considered in determining benefits accruing under the Pension Plan before 1994 is $219,224 and the highest final average pay that can currently be considered in determining benefits accruing after 1993 is $154,000.

  During 1996, the Corporation adopted an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit (the "Pension Restoration Plan"). However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that cannot be paid from the Pension Plan because of limitations imposed by Code Section 415 and related regulations. Vesting of benefits payable to an employee under the Pension Restoration Plan occurs at the same time that vesting occurs for that employee in his or her Pension Plan benefits. The Pension Restoration Plan is effective as of January 1, 1994, but only covers employees who were participants in the Pension Plan on that date, which, as noted above, is the date as of which the pay limit for the Pension Plan was reduced from $235,840 to $150,000.

  Pursuant to the provisions of the Code, during 1997, 1996 and 1995, respectively, mandatory distributions totaling $101,227, $98,348 and $98,006 were made to D. P. Kennedy from the Pension Plan. As stated in note (7) of the Summary Compensation Table set forth above, these amounts are included in the last column of such table.

SUPPLEMENTAL BENEFIT PLAN

  The Corporation maintains an Executive Supplemental Benefit Plan (the "Executive Plan") which it believes will assist it in attracting and retaining highly qualified individuals for upper management positions. The Executive Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel selected by the Board of Directors. Under the Executive Plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by the Board of Directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years of the preceding 10 years of employment in which it is the highest. The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs (the "annuitized benefit"). With respect to such postponed retirement, the Executive Plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation (as defined above) until age 70.

  To be eligible to receive benefits under the Executive Plan, a participant must be at least age 55, have been employed by the Corporation or a subsidiary for at least 10 years and, unless waived by the Board of Directors, covered by the Executive Plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Vesting of rights under the Executive Plan is accelerated in the event of a "change in control" (as defined in the plan) of the Corporation.

  Currently 46 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas
A. Klemens, Craig I. DeRoy and Mark R Arnesen, have been selected to participate in the Executive Plan. The annual benefit payable under the Executive Plan to D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the Executive Plan to Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Mark R Arnesen upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the Summary Compensation Table, are $313,377, $247,197, $258,626 and $138,204, respectively.

  The plan is unfunded. The Corporation purchases insurance, of which it is the owner and beneficiary, on the lives of the plan participants. This insurance is designed to recover, over the life of the plan, costs incurred by the Corporation with respect to it.

DIRECTORS' COMPENSATION

  Each director who is not an employee of the Corporation or its subsidiaries receives annual compensation of $20,000, a fee of $1,000 for attending each meeting of the Board of Directors, and $500 for attending each committee meeting. Each director who is such an employee receives a fee of $150 for attending each meeting of the Board. Directors are reimbursed for their expenses incurred in attending meetings of the Board and its committees. For fiscal year 1997, each non-employee director was awarded an option to purchase 2,250 Common shares of the Corporation at an exercise price of $21.583 per share. These options become exercisable on April 24, 1998.

  Pursuant to Item 402(a)(9) of Regulation S-K of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), the following Report of the Compensation Committee on Executive Compensation and the Comparative Cumulative Total Return to Shareholders graph shall not be deemed to be incorporated by reference into any previous filing by the Corporation under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

  The Corporation's compensation program, which has been endorsed by the Compensation Committee, is designed to enhance shareholder value by providing that a large part of the executive compensation be related to the performance of the Corporation as well as to the contribution of each individual officer. The Corporation's policy is further designed to develop and administer programs that will (i) attract and retain key executives critical to the long-term success of the Corporation, (ii) provide median compensation levels that are competitive with those of the Corporation's competitors, (iii) motivate executives to enhance long-term shareholder value in the Corporation, and (iv) integrate the Corporation's compensation programs with its annual planning and measurement processes. The annual bonus programs include a cash bonus program as well as stock option and stock bonus plans designed to encourage and create ownership and retention of the Corporation's shares by the key employees.

RESPONSIBILITIES OF THE COMPENSATION COMMITTEE

  The Compensation Committee was established in 1979, and is composed of six independent directors, none of whom is a former or current officer or employee of the Corporation or any of its subsidiaries. The Committee reviews and approves the base salaries, as well as the annual bonus programs, incentive plans and executive benefit plans. The Committee as needed engages compensation and benefits-consulting firms to assist the Committee in the performance of its duties. For the year 1997, the Committee analyzed the reasonableness of the compensation paid to executive officers and analyzed the Corporation's compensation and benefit programs. In addition, the Committee reviewed information on general compensation trends of related companies. For the purpose of this analysis, the Committee used the group of companies whose returns to shareholders compose the peer group index shown in the performance graph below. The Committee also reviewed published compensation surveys for comparative results against the Corporation's compensation level. The Committee has reviewed the compensation of the Corporation's executive officers for 1997, and believes that the compensation for all executive officers is reasonable in view of the Corporation's performance and industry compensation levels. Measures used for determining the appropriate level of compensation for executive officers include competitive position, profit, profit retention (ratio of profits to revenue), and ability to select and develop executive replacement personnel.

CEO COMPENSATION

  In December 1996, the Compensation Committee increased Parker S. Kennedy's base salary for the year 1997 to $400,020 from its previous level of $375,000. Mr. Kennedy's salary for the year 1997 was, in the opinion of the Committee, within the median salary range for chief executive officers in the group of comparable companies. When determining the appropriate salary level, the Committee considered the Corporation's improved performance during the year 1996, as compared with the prior year.

  Reflecting the Committee's commitment to relating a portion of each of the executive officers' compensation to the annual results of the Corporation, Parker S. Kennedy received a cash bonus of $200,000, representing 50% of his 1997 base salary, to reward his leadership for the year 1997. Mr. Kennedy also was awarded 1,260 shares of the Corporation's Common stock for his performance during 1997.

                                          COMPENSATION COMMITTEE

                                          Lewis W. Douglas, Jr., Chairman
                                          Gary J. Beban
                                          J. David Chatham
                                          The Hon. William G. Davis
                                          James L. Doti
                                          Paul B. Fay, Jr.

COMPARATIVE CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

  Since December 3, 1993, the Corporation's Common shares have been listed and trading on the New York Stock Exchange under the trading symbol "FAF." Previously, such shares were traded on the national over-the-counter market and were designated and quoted on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ-NMS") under the trading symbol "FAMR." The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor's 500 Composite Stock Price Index, the Standard & Poor's Financial Index and a peer group index consisting of the following six companies: Alleghany Corp., Fidelity National Financial, Inc., Lawyers Title Corp., Old Republic International Corp., Reliance Group Holdings, Inc., and Stewart Information Services Corp., in each case assuming reinvestment of dividends. The cumulative total shareholder return of the peer group of companies has been included in the graph to provide a comparison with other publicly held companies having subsidiaries that transact the business of title insurance on a nationwide basis.


               COMPARISON OF SEVEN YEAR CUMULATIVE TOTAL RETURN*
 AMONG THE FIRST AMERICAN FINANCIAL CORPORATION**, S&P 500 COMPOSITE INDEX**,
                 S&P FINANCIAL INDEX** AND CUSTOM PEER GROUP**

                        PERFORMANCE GRAPH APPEARS HERE

                             THE FIRST
                             AMERICAN     CUSTOM      S&P         S&P 500
Measurement Period           FINANCIAL    PEER        FINANCIAL   COMPOSITE
(Fiscal Year Covered)        CORP.        GROUP       INDEX       INDEX
-------------------          ----------   ---------   ---------   ----------
Measurement Pt-12/31/90      $  100       $100        $100        $100
FYE 12/31/91                 $  176       $144        $146        $130
FYE 12/31/92                 $  401       $199        $175        $140
FYE 12/31/93                 $  543       $230        $189        $155
FYE 12/30/94                 $  275       $197        $182        $157
FYE 12/29/95                 $  438       $312        $280        $215
FYE 12/31/96                 $  687       $342        $379        $265
FYE 12/31/97                 $1,253       $508        $562        $353

* Adjusted for reinvestment of dividends. Stock price performance shown is not indicative of future performance.
**As calculated by Bloomberg Financial Services, to include the reinvestment of dividends.

EXECUTIVE OFFICERS

   NAME                            POSITION HELD                                        AGE
   ----                            -------------                                        ---
   D. P. Kennedy                   Chairman                                              79
   Parker S. Kennedy               President                                             50
   Thomas A. Klemens               Executive Vice President,                             47
                                   Chief Financial Officer
   Craig I. DeRoy                  Executive Vice President,                             45
                                   General Counsel
   Mark R Arnesen                  Vice President, Secretary,                            45
                                   Corporate Counsel

  All officers of the Corporation are appointed annually by the Board of Directors subsequent to its election.

  D. P. Kennedy has been Chairman of the Corporation since 1993, and served as its President from 1963 to 1993. Parker S. Kennedy, who is D. P. Kennedy's son, has been President of the Corporation since 1993, and served as its Executive Vice President from 1986 to 1993. He has been employed by the Corporation's subsidiary, First American Title Insurance Company ("First American"), since 1977 and became a Vice President of that company in 1979. During 1983, he was appointed its Executive Vice President, and in 1989 was appointed its President. Thomas A. Klemens has been Executive Vice President, Chief Financial Officer of the Corporation since 1996, served as its Vice President, Chief Financial Officer from 1993 to 1996, and served as its principal accounting officer from 1992 to 1993. Mr. Klemens has been employed by First American as Vice President since 1985, and served as its Controller from 1985 to 1993 and as its Chief Financial Officer from 1993 to 1998. Craig
I. DeRoy has been Executive Vice President, General Counsel of the Corporation since 1996, and served as its Vice President, General Counsel from 1993 to 1996. Mr. DeRoy has been employed by First American as Vice President, General Counsel since 1993. Mr. DeRoy was the principal shareholder and chief executive officer of Corporate Risk Management, Inc., an environmental and regulatory consulting firm whose business constituted his principal occupation from 1992 until his employment by the Corporation and First American in 1993. From 1990 to 1992, Mr. DeRoy served as Executive Vice President and chief operating officer of First Environmental Review Insurance Company, where he helped pioneer a new form of property insurance coverage for environmental risks. Mark R Arnesen has been Vice President, Secretary and Corporate Counsel of the Corporation and First American since 1992, has been employed by First American since 1979, and has been a Vice President of the latter company since 1989.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Securities Exchange Act of 1934 require the Corporation's officers and directors, and persons who own more than ten percent of the issued and outstanding Common shares of the Corporation, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Corporation believes that, during its fiscal year ending December 31, 1997, its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements under Section 16(a), except that Director George L. Argyros was late in filing a report on Form 4 covering a purchase of Common shares made by him during February 1996 as trustee of an irrevocable trust for the benefit of his parents.

ITEM 2. PROPOSAL TO AMEND THE CORPORATION'S 1996 STOCK OPTION PLAN

  The shareholders will be asked to approve a proposal to amend the Corporation's 1996 Stock Option Plan (the "Plan") to increase by 1,000,000 the number of Common shares available for grant thereunder (the "Proposed Amendment").

GENERAL

  The Board of Directors adopted the Plan on February 21, 1996, and the Plan was approved by the shareholders of the Corporation on April 24, 1996. The Plan is intended to assist the Corporation in attracting, retaining and motivating the best qualified officers and other key employees and to enhance the long-term mutuality of interest between the Corporation's shareholders and its officers and key employees through the grant to officers and other key employees of the Corporation and its subsidiaries ("Employees") of options to purchase the Common shares of the Corporation, par value $1.00 per share (the "Stock"). The principal features of the Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Plan, a copy of which will be furnished to shareholders without charge upon request in writing to the Secretary at the Corporation's address indicated on the first page of this proxy statement.

  Under the Plan, the Compensation Committee of the Board (the "Committee") may grant stock options to Employees. There are currently approximately 400 Employees who are potentially eligible for participation under the Plan. The number of grantees selected to participate may vary from year to year. Although the Committee has previously granted options to purchase Stock to Employees under the Plan, the Committee has not identified specific individuals who will be receiving a grant of options under the Plan in the immediate future and therefore it is not possible at this time to determine the benefits that may be provided to the Corporation's executive officers and other Employees.

  Originally, the maximum number of Common shares of the Corporation that could be subject to options outstanding at any time under the Plan was 1,250,000. That number was adjusted by the Committee to 1,875,000 to account for the "three-for-two" stock split that occurred in January 1998. If there is a further stock split, stock dividend, recapitalization, or other relevant change affecting the Corporation's Common shares, appropriate adjustments may be made by the Committee in the number of shares that may be issued in the future and in the numbers of shares and option exercise prices under all outstanding grants made before such event. If shares under a grant are not issued, those shares will again be available for inclusion in future grants. No more than 15 percent of the Common shares authorized under the Plan may be issued to an individual Employee.

THE PROPOSED AMENDMENT

  If the Proposed Amendment is approved, Section 5.1 of the Plan will be amended to read as follows:

  "Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Options under the Plan may not exceed 2,875,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose."

REASON FOR THE AMENDMENT

  As discussed above, the aggregate number of Common shares that may presently be issued under the Plan is 1,875,000. Of that aggregate number, 1,005,700 shares have been issued pursuant to exercise of, or remain subject to, options previously awarded under the Plan. The Proposed Amendment would enable the Corporation to award options to a broader group of officers and key employees than would otherwise be feasible given the limited number of shares remaining available for grant under the Plan, which amount, in the opinion of the Committee, is insufficient to continue to meet the goals of the Plan outlined above.

GRANTS UNDER THE PLAN

  The Committee may grant to Employees nonqualified options and options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of either a nonqualified stock option or an incentive stock option will be no less than the fair market value of the Common shares on the date of grant. The fair market value of the Corporation's Common shares on March 20, 1998, was $65.50 per share. To exercise an option, an Employee may pay the exercise price in cash or, if permitted by the Committee, by delivering previously acquired Common shares of the Corporation or a combination of such shares and cash.

  The term of each option will be fixed by the Committee but may not exceed 10 years from the date of grant. The Committee will determine the time or times when each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

  In the event of termination of employment by reason of long-term disability or death, any option held by the Employee may thereafter be exercised in full for a period of one year. In the event of an Employee's termination of employment for "cause" (as defined in the Plan), any options held by him will be forfeited. In the event of an Employee's termination of employment by reason of "retirement" (as defined in the Plan), any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of 90 days. In the event of an Employee's termination of employment for any reason other than retirement, disability, death or cause, any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of five days. Notwithstanding the above, no option shall be exercisable following the stated term of such option.

  The Plan provides that, in the event of a "change in control" (as defined in the Plan), each outstanding option shall become fully exercisable.

  Options awarded under the Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the grantee during his lifetime. The Board may terminate or suspend the Plan at any time but such termination or suspension will not affect any stock options then outstanding under the Plan. Unless earlier terminated by action of the Board, the Plan will continue in effect until February 21, 2006, but options granted prior to that date will continue in effect until they expire in accordance with their terms. The Board may also amend the Plan in any respect. It is presently intended that all material amendments to the Plan will be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the federal tax laws applicable to incentive stock options. The Committee may amend the term of any option theretofore granted, retroactively or prospectively, but no such amendment will adversely affect the option without the holder's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal federal income tax consequences to participants in the Plan based on federal income tax laws currently in effect. This summary is not intended to cover all tax consequences that may apply to such participants or to the Corporation, such as those under applicable state, local or foreign tax laws.

  An individual will not recognize income upon the grant of a nonqualified option. The individual will generally recognize ordinary income upon the exercise of a nonqualified option, in which event the Corporation will receive a tax deduction equal to the amount of income recognized, provided that any applicable tax reporting requirements are satisfied. The amount of such ordinary income and deduction is generally the excess, if any, of the fair market value on the exercise date of the Common shares acquired over the aggregate exercise price paid. Any ordinary income recognized by an individual upon the exercise of a nonqualified option will increase his tax basis for the shares received. Upon a subsequent sale or exchange of such shares, the individual will recognize capital gain or loss to the extent of the difference between the selling price of such shares and his tax basis in such shares.

  An individual generally will not recognize income upon either the grant of an incentive stock option or upon the exercise of the incentive stock option (but such exercise is not exempt from the alternative minimum tax). The individual will recognize gain or loss, depending on his basis in the stock (which is generally equal to the exercise price paid for the shares), upon the sale or other disposition of the Common shares acquired upon exercise. If certain statutory holding periods are met and the individual has been an employee of the Corporation at all times from the grant of the incentive stock option to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), such gain or loss will be long-term capital gain or loss and the Corporation will not be entitled to any federal income tax deduction. If the holding periods are not met, the individual will generally be required to report as ordinary income for the year in which such sale or disposition occurred the excess, with certain adjustments, of the fair market value of the underlying shares on the date of exercise of the incentive stock option over the exercise price thereof. The Corporation will be entitled to a tax deduction equal to the amount of ordinary income so reported by such individual.

  Under Section 162(m) of the Code, the Corporation may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of the Corporation or any one of the other four highest paid executive officers who are employed by the Corporation on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by the Corporation's shareholders, is not subject to this deduction limitation. The Corporation has structured the Plan with the intention that compensation resulting from options granted under the Plan would be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

  Under certain circumstances, accelerated vesting or exercise of options under the Plan in connection with a "change in control" of the Corporation might be deemed to be an "excess parachute payment" for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the individual would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Corporation would be denied a tax deduction for the excess parachute payment.

  FOR THE REASONS SET FORTH IN ITEM 2 ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The firm of Price Waterhouse LLP has been selected by the Audit Committee of the Board of Directors as independent accountants to audit the books and accounts of the Corporation and its subsidiaries for the year ending December 31, 1998. This firm has served as independent accountants for the Corporation since 1954.

  A representative of Price Waterhouse will be present at the Annual Meeting of Shareholders with an opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

SHAREHOLDER PROPOSALS

  In order that a proposal by a shareholder be included in the proxy statement and proxy for the next Annual Meeting of Shareholders of the Corporation, such proposal must be received no later than November 27, 1998, assuming that the date of such meeting is not advanced by more than 30 calendar days, or delayed by more than 90 calendar days, from the date of the current annual meeting. In such event, the Corporation will provide notice of the date by which such proposals must be received in order to be included.

GENERAL INFORMATION

  THE CORPORATION WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS SHARES ON THE RECORD DATE FOR THE FORTHCOMING ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1997 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE CORPORATION'S SHARES ON THE RECORD DATE AND BE SENT TO THE SECRETARY AT THE CORPORATION'S ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

  The costs of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation's subsidiaries may solicit proxies personally, by telephone or facsimile. Morrow & Company, Inc., 909 Third Avenue, New York, New York 10022, has been engaged to solicit proxies in such manner at an estimated cost of $5,500 plus reimbursement of reasonable expenses.

  The Board of Directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this Proxy Statement, and the report of the President. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

                                           By Order of the Board of Directors
                                                     Mark R Arnesen
                                                        Secretary

Santa Ana, California
March 23, 1998

                [LOGO of FIRST AMERICAN FINANCIAL CORPORATION]

   FIRST AMERICAN SQUARE  .  114 EAST FIFTH STREET, SANTA ANA, CA 92701-4642

                [Logo of The First American Financial Corporation]


                         Annual Meeting of Shareholders
                             of The First American
                             Financial Corporation


                            Thursday, April 23, 1998
                                   2:00 p.m.

                             At the main office of
                     First American Title Insurance Company
               114 East Fifth Street, Santa Ana, California 92701

                     YOUR VOTE IS IMPORTANT TO THE COMPANY
                     -------------------------------------

Please complete, sign and return your proxy by tearing off the bottom portion of this sheet
              and returning it in the enclosed postpaid envelope.

                            v FOLD AND DETACH HERE v
--------------------------------------------------------------------------------

                   The First American Financial Corporation
FIRST AMERICAN SQUARE . 114 EAST FIFTH ST., SANTA ANA, CA 92701 . (714) 558-3211


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of The First American Financial Corporation hereby appoints D. P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held April 23, 1998, at 2:00 P.M. in the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, and any adjournments thereof; and thereat to vote the shares of the undersigned with respect to the election of directors and the approval of the proposed amendment to The First American Financial Corporation 1996 Stock Option Plan, as indicated on the reverse side hereof, with all powers which the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

                   (Continued and to be signed on other side)

                [Logo of The First American Financial Corporation]



--------------------------------------------------------------------------------

                          (Continued from other side)

The Board of Directors recommends a vote FOR items 1 and 2 listed below.

1. Election of Directors   FOR ___ all nominees listed below (except as marked
   to the contrary below) WITHHOLD AUTHORITY ___for all nominees listed below

   George L. Argyros, Gary J. Beban, J. David Chatham, William G. Davis, James
   L. Doti, Lewis W. Douglas, Jr., Paul B. Fay, Jr., Dale F. Frey, D. P. Kennedy, Parker S. Kennedy, Anthony R. Moiso, R. J. Munzer, Frank O'Bryan, Roslyn B. Payne, D. Van Skilling and Virginia Ueberroth.

   (INSTRUCTION: to withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

--------------------------------------------------------------------------------

2. Amendment of 1996 Stock Option Plan to increase by 1,000,000 the number of Common shares that may be issued pursuant to stock options granted thereunder.
                    ___ FOR            ___ AGAINST    ___ ABSTAIN



----------------------------    --------------------   Dated.............., 1998
Please sign exactly as name
appears on stock certificate
as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.